UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2003

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation or organization)	number)	identification no.)

18101 Von Karman Avenue

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.  Other Events

Standard & Poor’s Downgrade

On October 28, 2003, Standard & Poor’s Ratings Service downgraded Edison Mission Energy’s (EME’s) senior unsecured credit rating to B from BB-. Standard & Poor’s also lowered the credit rating on the senior secured notes issued by EME’s parent, Mission Energy Holding Company (senior debt to CCC from B-), and the credit ratings of EME’s wholly owned indirect subsidiaries, Edison Mission Midwest Holdings Co. (syndicated loan facility to B from BB-), and Edison Mission Marketing & Trading, Inc. (corporate credit rating to B from BB-), as well as the credit ratings on the Monthly Income Preferred Securities issued by Mission Capital, L.P. (to CCC from B), the pass-through certificates related to the sale-leaseback of Midwest Generation’s Powerton Station and Joliet Station (to B from BB-) and the senior secured bank facility related to the sale-leaseback of Midwest Generation’s Collins facility (to B from BB-). The ratings remain on CreditWatch with negative implications, where they were placed on October 16, 2003. In addition, Standard & Poor’s downgraded the credit rating of the pass-through bonds related to the sale-leaseback of the Homer City facilities (to BB from BBB-) and the bonds related to the financing of EME’s equity interests in the Big Four projects (to B from BB), and placed both ratings on CreditWatch with negative implications.

These ratings actions do not trigger any defaults under EME’s credit facilities or those of the other affected entities. However, as a result of the ratings action affecting Edison Mission Midwest Holdings, cash currently on deposit in the cash flow recapture account (approximately $245 million) is now required to be used to prepay indebtedness of Edison Mission Midwest Holdings, with the amount of such prepayment to be applied ratably to the $911 million and $808 million tranches of Edison Mission Midwest Holdings’ indebtedness.  In the future, so long as the ratings event continues, amounts of excess cash flow deposited in the cash flow recapture account at the end of each calendar quarter will be used to prepay, pro rata, amounts then outstanding under the Edison Mission Midwest Holdings bank facilities.

In addition, sales of power from EME’s First Hydro, Homer City and Midwest Generation projects require credit support, depending upon market conditions and the strategies adopted for the sale of this power. EME has previously projected the potential working capital support for this to be between $100 million and $200 million from time to time during the remainder of 2003 and currently believes these projections to be unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

(Registrant)

Date:	October 28, 2003	/s/ Kevin M. Smith
KEVIN M. SMITH
Senior Vice President, Chief Financial Officer and Treasurer